EXHIBIT 99.1

Company Contact: Mr. Richard F. Fitzgerald Chief Financial Officer TechPrecision Corporation Tel: 1-610-246-2116 Email: Fitzgeraldr@techprecision.com www.techprecision.com
Investor Relations Contact:
CCG Investor Relations
Mr. Athan Dounis, Account Manager
Phone: 1-646-213-1916
Email: athan.dounis@ccgir.com
Mr. Crocker Coulson, President
Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Issues Open Letter to Shareholders

Westminster, MA – December 31, 2009 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today released the following open letter to shareholders reviewing the highlights of 2009 and providing an overview of the Company’s strategic plan and outlook for 2010.

Dear Shareholders:

On behalf of the employees, management, and board of directors of TechPrecision, I write to update you on the progress we have made over the past year and our expectations as we enter 2010.

Calendar 2009 was a transition year for our company.  Our alternative energy business was negatively impacted by the global economic recession and downturn in the solar industry earlier this year.  However, this business has since rebounded from the lows of early 2009 and continues to show signs of recovery.  In response to the lower level of production from our largest customer, GT Solar, we optimized our cost structure to ensure TechPrecision preserves a solid financial position.  We successfully re-sized the business to operate leanly and profitably through the market downturn and we are making progress on re-scaling and re-positioning TechPrecision for long term, sustainable growth.

The year also brought a new leadership team to TechPrecision.  In April 2009, I was appointed Interim Chief Executive Officer and Richard Fitzgerald was appointed Chief Financial Officer.  Both Richard and I have extensive industry experience in TechPrecision’s target markets.  We further strengthened our team with the appointment of Rear Admiral Philip A. Dur to our Board of Directors and William Hogenauer to the newly created position of Director of Business Development in October.  Admiral Dur has extensive experience and a broad network in the defense sector and Bill has more than 15 years of experience in sales, engineering, product development, and management.  With a strong management, sales and marketing, and business development team in place, we are keenly focused on broadening TechPrecision’s addressable markets and leveraging our unique capabilities to drive future growth.

Additional accomplishments and events of note during calendar year 2009 that provide a strong foundation moving into calendar 2010 included the following:

•	Completed a company-wide corporate strategy exercise linking strategic visions between Tech Precision and its wholly owned subsidiary, Ranor, Inc. (June 2009)
•
Secured a three-year exclusive manufacturing and supply agreement with Still River Systems to produce key components for their revolutionary Monarch250 proton beam radiotherapy device to treat cancer.  Provided that testing of the device continues to progress successfully, and following FDA clearance, this line of business could generate approximately $30 million in revenues for TechPrecision (July 2009).

•	Renewed a $3.2 million defense related production program (July 2009).
•
Negotiated and closed a warrant exchange agreement with the Company’s principal investors, eliminating the warrant overhang and enhancing the Company’s capital structure by the reduction of 4.6 million fully diluted shares from the Company’s share count (August 2009).

•	Presented updated corporate strategy/vision at the Rodman & Renshaw Annual Global Investment Conference (September 2009).
•
Noted a renewed growth within the Company’s nuclear power business (October 2009).  TechPrecision’s wholly owned subsidiary, Ranor, has been serving the nuclear power sector for more than 25 years and maintains strong relationships with large engineering firms and service providers within the nuclear power industry.

•	Shipped the first prototype components of the Monarch250 proton beam radiotherapy device to Still River Systems for system integration and initial proton beam testing (December 2009).

We are excited about the future of TechPrecision.  We have a highly skilled workforce, committed management team and, through our Ranor subsidiary, an over 50-year history of manufacturing large-scale projects with tight tolerances to rigorous standards.  Ranor is also one of the few manufacturers in the United States with American Society of Mechanical Engineers Certifications and Authorizations, which allow the design and construction of safety-related commercial nuclear equipment, and nuclear storage and shipping equipment.  The Company expects to benefit from a significant capital expenditure cycle in the nuclear industry during the next few years, as existing nuclear power plants will require hundreds of millions of dollars in replacement equipment.  In addition, there are currently 18 pending applications in the United States to build new nuclear power plants and 45 new nuclear plants are under construction in 14 countries.

In summary, as we enter calendar year 2010, we are poised to grow our business within the markets we have historically served as well as expand into attractive new verticals.  Our growth strategy is to leverage our core competency in precision manufacturing to target high-volume, scalable, long-term production work, resulting in several recurring revenue streams for the Company.  The sales cycle in our business is a long one and it could take several quarters to see the full results of the investments we are making today.  Nevertheless, as the global economic recovery begins to take root, we believe that TechPrecision is well positioned for sustainable growth and fully enabled to build toward a more diversified mix of business in the future.

Thank you for your continued support of TechPrecision.  We look forward to updating you on our progress throughout the year.

Sincerely,
Louis A. Winoski
Interim Chief Executive Officer
TechPrecision Corporation

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.